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                                                                    EXHIBIT 23.1











                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of DM Management Company:

     We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated July 31, 1995 on our audits of the consolidated financial statements and financial statement schedules of DM Management Company, as of June 24, 1995 and June 25, 1994, and for each of the three fiscal years in the period ended June 24, 1995, which reports are included in the annual report on Form 10-K of DM Management Company for the fiscal year ended June 24, 1995.



                                            /s/ Coopers & Lybrand, L.L.P.
                                            -----------------------------
                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 16, 1996